                                                                          Ex 4.4

                               STATE OF DELAWARE
                                                                          PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:
     "VP ACQUISITION CORP.", A DELAWARE CORPORATION,
     WITH AND INTO "VERMONT PURE HOLDINGS, LTD." UNDER THE NAME OF PLATINUM ACQUISITION CORP.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FIFTH DAY OF OCTOBER, A.D. 2000, AT 1:15 O'CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                           [SECRETARY'S OFFICE SEAL]

                                             /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2219226  8100M                                       AUTHENTICATION: 0718608

001504055                                                     DATE: 10-05-00


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                             CERTIFICATE OF MERGER
                                       of
                              VP ACQUISITION CORP.
                                 with and into
                           VERMONT PURE HOLDINGS, LTD.


     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

     FIRST: The name and state of incorporation of each of the constituent corporations of the merger is as follows:

                    NAME                       STATE OF INCORPORATION
                    ----                       ----------------------

          Vermont Pure Holdings, Ltd.                  Delaware
          VP Acquisition Corp.                         Delaware

     SECOND: An agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

     THIRD: The corporation currently known as Vermont Pure Holdings, Ltd. shall be the surviving corporation and shall upon the filing of this certificate of merger be renamed PLATINUM ACQUISITION CORP.

     FOURTH: The certificate of incorporation of the surviving corporation, VERMONT PURE HOLDINGS, LTD., as in effect immediately prior to the merger, shall be amended and restated in its entirety so that, as so amended, it reads as set forth on Attachment 1 hereto.

     FIFTH: The executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is Route 66, Catamount Industrial Park, Randolph, Vermont 05060.

     SIXTH: A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost to any stockholder of either constituent corporation.

     IN WITNESS WHEREOF, Vermont Pure Holdings, Ltd. has caused this Certificate of Merger to be executed by its President this 5th day of October, 2000.


                                             VERMONT PURE HOLDINGS, LTD.


                                             By: /s/ Timothy Fallon
                                                 -------------------------------
                                                 Timothy Fallon, President


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                                                                    ATTACHMENT 1
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                           PLATINUM ACQUISITION CORP.


     FIRST: The name of the corporation (the "Corporation") is Platinum Acquisition Corp.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of capital stock that the Corporation shall have the authority to issue shall be 100 shares of common stock, each of which shall have a par value of $0.01, amounting to an aggregate par value of $1.00.

     FIFTH: The Board of Directors is authorized to make, alter or repeal the by-laws of the Corporation. Election of directors need not be by written ballot.

     SIXTH: The Corporation shall indemnify each person who at any time is, or shall have been, a director or officer of the Corporation and was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise. No amendment to or repeal of the provisions of this Article SIXTH shall deprive a director of officer of the benefit hereof with respect to any act or failure to act occurring prior to such amendment or repeal.

     SEVENTH: No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Corporation, except to the extent that the elimination or limitation of such liability is not permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. No amendment to or repeal of the provisions of this Article SEVENTH shall deprive any director of the Corporation of the benefit


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hereof with respect to any act or failure to act of such director occurring prior to such amendment or repeal.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.


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